UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Hercules Technology Growth Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 21, 2015, Hercules Technology Growth Capital, Inc. (the “Company”) issued a press release announcing redemption of $40.0 million of the $85.9 million in issued and outstanding aggregate principal amount of the Company’s 7.00% Senior Unsecured Notes due September 2019. The text of the press release is included as an exhibit to this Form 8-K.

On December 22, 2015, the Company issued a press release congratulating Sungevity, a portfolio company, on the completion of its recent equity and project financing transaction totaling $650 million. The Company participated in the transaction and continues to maintain a senior secured structured loan to Sungevity. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 21, 2015.

99.2	Press Release dated December 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

December 22, 2015

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated December 21, 2015

99.2	Press Release dated December 22, 2015